CERTIFICATE OF INCORPORATION

                                       OF

                            HVIDE MARINE INCORPORATED

              Incorporated under the Laws of the State of Delaware

                                   * * * * *


         I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this Certificate of Incorporation and do hereby certify as follows:

                                    ARTICLE I

         The name of the corporation (the "Corporation") is:

                            Hvide Marine Incorporated

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "GCL").

                                   ARTICLE IV

         (a) The total number of shares of stock which the Corporation shall have authority to issue is Twenty-five Million (25,000,000), consisting of Five Million (5,000,000) shares of Preferred Stock, without par value (the "Preferred Stock"), and Twenty Million (20,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock").

         (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware ("Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (1) The designation of the series, which may be by distinguishing number, letter or title.

     (2) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

     (3) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

     (4) The dates on which dividends, if any, shall be payable.

     (5) The redemption rights and price or prices, if any, for shares of the series.

     (6) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

     (7) The amounts payable on, and the preferences, if any, of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

     (8) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

     (9) Restrictions on the issuance of shares of the same series or of any other class or series.

     (10) The voting rights of the holders of shares of the series. The Corporation shall be prohibited from issuing any series of Preferred Stock without voting rights; provided, however, that any series of Preferred Stock having the right, voting separately as a series, to elect any directors of the Corporation if and when dividends payable on such series shall have been in arrears and unpaid for a specified period of time shall not be deemed to have voting rights.

         (c) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

         Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

         (d) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                    ARTICLE V

         (a) For purposes of this Article V, the following terms shall have the meanings specified below:

                           (1) A Person shall be deemed to be the "Beneficial Owner" of, or to "Beneficially Own," shares of Common Stock to the extent such Person would be deemed to be the beneficial owner thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

                           (2) "Citizen " shall mean, at all tiers of ownership and in both form and substance at each tier of ownership:

     (A) any individual who is a citizen of the United States, by birth, naturalization or as otherwise authorized by law;

     (B) any corporation (i) that is organized under the laws of the United States, or of a state of the United States or a political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States (each a "State"), (ii) of which title to not less than 75% of each class or series of its capital stock is Beneficially Owned by and vested in Persons who are Citizens, as defined herein, free from any trust or fiduciary obligation in favor of Non-Citizens, as defined herein, (iii) of which not less than 75% of the voting power of the then outstanding shares of capital stock of such corporation entitled to vote generally in the election of directors of such corporation is vested in Citizens, free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of Non-Citizens, (iv) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens,
(v) whose president, chief executive officer (by whatever title), chairman of the board of directors and all officers authorized to act in the absence or disability of such Persons are Citizens, and (vi) of which more than 50% of that number of its directors necessary to constitute a quorum are Citizens;

     (C) any partnership (i) that is organized under the laws of the United States or of a State, (ii) all general partners of which are Citizens, and (iii) of which not less than a 75% interest is Beneficially Owned and controlled by, and vested in, Persons who are Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens;

     (D) any association (i) that is organized under the laws of the United States or of a State, (ii) of which 100% of the members are Citizens, (iii) whose president or other chief executive officer (or equivalent position), chairman of the board of directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons are Citizens, (iv) of which not less than 75% of the voting power of such association entitled to vote generally in the election of directors (or equivalent Persons) is vested in Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, and (v) of which more than 50% of that number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens;

     (E) any limited liability company (i) that is organized under the laws of the United States or of a State, (ii) of which 75% of the members are Citizens, and the remaining members are Persons meeting the requirements of 46 U.S.C. ss.12102(a), (iii) whose president and/or chief executive officer (or equivalent positions), chairman of the board of directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons are Citizens, (iv) of which not less than 75% of the voting power of such company entitled to vote generally in the election of directors (or equivalent Persons) is vested in Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, and (v) of which more than 50% of that number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens;

     (F) any joint venture (if not an association, corporation, partnership or limited liability company) (i) that is organized under the laws of the United States or of a State, and (ii) of which 100% of the members are, or 100% of the equity is Beneficially Owned by, Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens; and

     (G) any trust (i) that is domiciled in and existing under the laws of the United States or a State, (ii) all of the trustees of which are Citizens, (iii) of which not less than 75% interest is held for the benefit of Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, and
(iv) each beneficiary of which with an enforceable interest in the trust is a Citizen.

     (3) "Fair Market Value" shall mean the average Market Price of one share of capital stock for the 30 consecutive trading days immediately preceding the date of determination. The "Market Price" for a particular day shall mean: (A) the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, as reported on the consolidated reporting system of the principal national securities exchange (then registered as such pursuant to Section 6 of the Securities Exchange Act of 1934, as amended) on which such capital stock is then listed or admitted to unlisted trading privileges; or (B) if such capital stock is not then listed or admitted to unlisted trading privileges on any national securities exchange, as such prices referred to in clause (A) above are included for quotation through the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System; or (C) if such capital stock is not then listed or admitted to unlisted trading privileges on any national securities exchange, and is not then included for quotation through the NASDAQ National Market System, (i) the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ, or (ii) if bid and asked prices for such capital stock on such day shall not have been reported on NASDAQ, the average of the bid and asked prices for such day as furnished by any NASDAQ member firm regularly making a market in and for the capital stock. If such capital stock ceases to be publicly traded, the Fair Market Value thereof shall mean the fair value of one share of such capital stock determined jointly by the Corporation and the holders of a majority of the securities being affected by such determination. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser jointly selected by the Corporation and the holders of such capital stock being evaluated for redemption, whose determination shall be final and binding and whose fees shall be paid by the Corporation.

     (4) "Non-Citizen " shall mean any Person other than a Citizen.

     (5) "Permitted Percentage" shall mean 24.99% of the shares of any class or series of capital stock from time to time issued and outstanding.

     (6) "Person" shall mean any individual, corporation, trust, partnership, joint venture, association, joint stock company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         (b) It is the policy of the Corporation that Non-Citizens should Beneficially Own, individually or in the aggregate, no more than the Permitted Percentage of each class or series of the capital stock of the Corporation. If at any time Non-Citizens, individually or in the aggregate, become the Beneficial Owners of more than the Permitted Percentage of any class or series of capital stock, then the Corporation shall have the power to take the actions prescribed in Sections (c), (d) and (e) of this Article V. The provisions of this Article V are intended to assure that the Corporation remains in continuous compliance with the citizenship requirements of the Merchant Marine Act of 1936, as amended, the Shipping Act, 1916, as amended (collectively, the "Maritime Laws") and the regulations promulgated thereunder. Any amendments to the Maritime Laws or the regulations relating to the citizenship of vessel owners are deemed to be incorporated herein by reference. The Board of Directors (or any duly constituted committee thereof) is specifically authorized to make all such reasonable determinations in accordance with applicable law and this Certificate of Incorporation to implement the provisions of this Article V.

         (c) To implement the policy set forth in Section (b) of this Article V, the Corporation shall institute a Dual Stock Certificate System such that (1) each certificate representing shares of capital stock that are Beneficially Owned by a Citizen shall be marked "Citizen" and each certificate representing shares of capital stock that are Beneficially Owned by a Non-Citizen shall be marked "Non-Citizen", but with all such certificates to be identical in all other respects and to comply with all provisions of the laws of the State of Delaware; (2) to the extent necessary to enable the Corporation to submit any proof of citizenship required by law or by contract with the United States government (or any agency thereof), the Corporation may require the record holders and the Beneficial Owners of such capital stock to confirm their citizenship status from time to time, and dividends payable with respect to stock held by such record holder or owned by such Beneficial Owner may, in the discretion of the Board of Directors, be withheld until confirmation of such citizenship status is received; and (3) the stock transfer records of the Corporation shall be maintained in such manner as to enable the percentage of capital stock that is Beneficially Owned by Citizens and by Non-Citizens to be confirmed. The Board of Directors is authorized to take such other ministerial actions or make such interpretations of this Certificate of Incorporation as it may deem necessary or advisable in order to implement the policy set forth in Section (b) of this Article V.

         Nothing contained in this Certificate of Incorporation shall be construed as requiring the Corporation to issue physical certificates in connection with the issuance of shares of capital stock held through The
Depository Trust Company or other depository if the Board of Directors determines that The Depository Trust Company or such other depository has established procedures that will allow the Corporation to determine the citizenship of the Beneficial Owner of shares of capital stock held through them. The Board of Directors is authorized to take such ministerial actions or make such interpretations of this Certificate of Incorporation as it may deem necessary or advisable in order to facilitate the trading of capital stock through The Depository Trust Company or other depository as the Board of Directors may determine.

         (d) Any transfer, or attempted transfer, of any shares of capital stock, the effect of which would be to cause one or more Non-Citizens to Beneficially Own capital stock in excess of the Permitted Percentage, shall be ineffective as against the Corporation, and neither the Corporation nor its transfer agent shall register such transfer or purported transfer on the stock transfer records of the Corporation and neither the Corporation nor its transfer agent shall be required to recognize the transferee or purported transferee thereof as a stockholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation under this Article V. A citizenship certificate shall be required from all transferees (and from any recipient upon original issuance) of stock certificates representing shares of capital stock of the Corporation and, if such transferee (or recipient) is acting as a fiduciary or nominee for a Beneficial Owner, with respect to such Beneficial Owner, and registration of transfer (or original issuance) shall be denied upon refusal to furnish such certificate.

         (e) If on any date (including any record date) the number of shares of a class or series of capital stock Beneficially Owned by Non-Citizens is in excess of the Permitted Percentage (such shares herein referred to as the "Excess Shares"), the Corporation shall determine those shares Beneficially Owned by Non-Citizens that constitute such Excess Shares. The determination of those shares that constitute Excess Shares shall be made by reference to the date or dates on which such shares were acquired by Non-Citizens, starting with the most recent acquisition of such shares by a Non-Citizen and including, in reverse chronological order of acquisition, all other acquisitions of such shares by Non-Citizens from and after the acquisition of such shares by a Non-Citizen that first caused the Permitted Percentage to be exceeded. For the purposes of this Article V, Excess Shares that result from a determination that a stockholder is no longer a Citizen will be deemed to have been acquired as of the date that it is determined that such stockholder is not a Citizen. The determination of the Corporation as to those shares that constitute the Excess Shares shall be conclusive. Shares deemed to constitute Excess Shares shall (so long as such excess exists) not be accorded any voting rights and shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly brought before the stockholders of the Corporation for a vote thereon. The Corporation shall (so long as such excess exists) withhold the payment of dividends and the sharing in any other distribution (upon liquidation or otherwise) in respect of the Excess Shares. At such time as the Permitted Percentage is no longer exceeded, full voting rights shall be restored to any shares previously deemed to be Excess Shares and any dividend or distribution with respect thereto that has been withheld shall be due and paid solely to the record holders of such shares at the time the Permitted Percentage is no longer exceeded.

         (f) Unless such redemption is not permitted under the GCL or under other provisions of applicable law, Excess Shares shall be subject to redemption by the Corporation (by action of the Board of Directors, in its discretion) solely to the extent necessary to reduce the aggregate number of shares of such capital stock owned by Non-Citizens to the Permitted Percentage. The terms and conditions of such redemption shall be as follows:

     (1) the per share redemption price (the "Transfer Price") to be paid for the Excess Shares shall be the sum of (A) the Fair Market Value of such shares of capital stock plus (B) an amount equal to the amount of any dividend or any other distribution (upon liquidation or otherwise) declared in respect of such shares prior to the date on which such shares are called for redemption and which amount has been withheld by the Corporation pursuant to Section (e) of this Article V;

     (2) the Transfer Price shall be paid in cash (by bank or cashier's check);

     (3) the Excess Shares to be redeemed shall be selected in the same manner as provided in Section (e) of this Article V and shall not exceed the number necessary to reduce the percentage of shares of each class and series of capital stock owned by Non-Citizens, in the aggregate, to the Permitted Percentage for such class or series; provided that the Corporation may adjust upward to the nearest whole share the number of shares to be redeemed so as not to be required to redeem or issue fractional shares;

     (4) written notice of the date of redemption (the "Transfer Date"), together with a letter of transmittal to accompany certificates representing shares of stock that are surrendered for redemption (if any), shall be given either by hand delivery or by overnight courier service or by first-class mail, postage prepaid, to each holder of record of the selected shares to be redeemed, at such holder's last known address as the same appears on the stock register of the Corporation (unless such notice is waived in writing by any such holders) (the "Transfer Notice");

     (5) the Transfer Date (for purposes of determining right, title and interest in and to shares of capital stock being selected for redemption) shall be the later of (A) the date specified in the Transfer Notice furnished to record holders (which shall not be earlier than the date of such notice) or (B) the date on which the funds necessary to effect the redemption have been irrevocably deposited in trust for the benefit of such record holders;

     (6) each Transfer Notice shall specify (A) the Transfer Date (as determined pursuant to Subsection (5) of this Section (f)), (B) the number and the class or series of shares of capital stock to be redeemed from such holder (and, to the extent such shares are certificated, the certificate number(s) representing such shares), (C) the Transfer Price and the manner of payment thereof, (D) the place where certificates for such shares (if such shares are certificated) are to be surrendered for cancellation against the simultaneous payment of the Transfer Price,
         (E) any instructions as to the endorsement or assignment for transfer for such certificates (if any) and the completion of the accompanying letter of transmittal, and (F) the fact that all right, title and interest in respect of the shares so selected for redemption (including, without limitation, voting and dividend rights) shall cease and terminate on the Transfer Date, except for the right to receive the Transfer Price;

     (7) in the case of a redemption, from and after the Transfer Date, all right, title and interest in respect of the shares selected for redemption (including, without limitation, voting and dividend rights) shall cease and terminate, such shares shall no longer be deemed to be outstanding (and may either be retired or held by the Corporation as treasury stock) and the owners of such shares shall thereafter be entitled only to receive the Transfer Price; and

     (8) upon surrender of the certificates (if any) for any shares so redeemed in accordance with the requirements of the Transfer Notice and accompanying letter of transmittal (and otherwise in proper form for transfer as specified in the Transfer Notice), the owner of such shares shall be entitled to payment of the Transfer Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate (or certificates), to the extent such shares were certificated, shall be issued representing the shares not redeemed, without cost to the holder.

         (g) In determining the citizenship of the Beneficial Owners or their transferees of its capital stock, the Corporation may rely on the stock transfer records of the Corporation and the citizenship certificates given by Beneficial Owners or their transferees or any recipients (in the case of original issuance) (in each case whether such certificates have been given on their own behalf or on behalf of others) to prove the citizenship of such Beneficial Owners, transferees or recipients. The determination of the citizenship of Beneficial Owners and their transferees may also be subject to proof in such other way or ways as the Corporation may deem reasonable. The Corporation may at any time reasonably require proof, in addition to the citizenship certificates, of the Beneficial Owner or proposed transferee of capital stock, and the payment of dividends may be withheld, and any application for transfer of ownership on the stock transfer records of the Corporation may be refused, until such additional proof is submitted.

         (h) Each provision of this Article V is intended to be severable from every other provision. If any one or more of the provisions contained in this
Article V is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article V shall not be affected, and this Article V shall be construed as if the provisions held to be invalid, illegal or unenforceable had never been contained herein.

                                   ARTICLE VI

         The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

     (a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

     (b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

     (c) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

     (d) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

     (e) Provisions which permit the Corporation to redeem or exchange such rights.

     (f) The appointment of a rights agent with respect to such rights.


                                   ARTICLE VII

         In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

                  (a) to adopt, amend or repeal the By-laws of the Corporation; provided, however, that the By-laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, provided further that in the case of amendments by stockholders, the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class, shall be required to alter, amend or repeal any provision of the By-laws; and

                  (b) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

         The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph
(a) of this Article VII. For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                  ARTICLE VIII

         Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specific circumstances, and except as otherwise provided under applicable law, any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of stockholders of the Corporation or may be effected by the written consent, in lieu of a meeting of stockholders, of the holders of a majority of the voting power of the then outstanding Voting Stock. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VIII.

                                   ARTICLE IX

         Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, in such manner as may be prescribed by the By-laws of the Corporation. The total number of directors who are not citizens of the United States shall at no time exceed a minority of the number of directors necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors, as provided in the By-laws of the Corporation.

         Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2002. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time by the stockholders, with or without cause.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this
Article VIII.

                                    ARTICLE X

         Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater than or different from that provided in this Article X. Any amendment or repeal of this Article X shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE XI

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the GCL (or any successor to such provision), or (d) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article XI shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE XII

         Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XII; provided, however, that any amendment or repeal of Article X or Article XI of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

                                  ARTICLE XIII

     The name and mailing address of the incorporator is Robert B. Lamm, c/o Hvide Marine Incorporated, 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316.

         IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 9th day of December 1999.

                                                  Robert B. Lamm
                                                  Incorporator